Exhibit 5.1

Sidley Austin LLP One South Dearborn Street Chicago, IL 60603 +1 312 853 7000 +1 312 853 7036 Fax AMERICA ● ASIA PACIFIC ● EUROPE

October 7, 2022

Faraday Future Intelligent Electric Inc.

18455 S. Figueroa Street

Gardena, California 90248

Re:        Registration Statement on Form S-1

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1 (File No. 333-258993) filed by Faraday Future Intelligent Electric Inc. (f/k/a Property Solutions Acquisition Corp.), a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 20, 2021, as amended by Amendment No. 1 to the Registration Statement on Form S-1/A filed by the Company with the SEC under the Securities Act on October 4, 2021, Amendment No. 2 to the Registration Statement on Form S-1/A filed by the Company with the SEC under the Securities Act on June 9, 2022, Amendment No. 3 to the Registration Statement on Form S-1/A filed by the Company with the SEC on August 30, 2022 and Amendment No. 4 to the Registration Statement on Form S-1/A being filed by the Company with the SEC under the Securities Act on the date hereof (such Registration Statement on Form S-1, as so amended, the “Registration Statement”), covering the registration of (a) the resale of up to 201,498,630 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of the Company by the selling stockholders named in the Registration Statement (the “Selling Stockholder Shares”); (b) the resale of up to 276,131 warrants (the “Private Warrants”) originally issued in a private placement in connection with the initial public offering of Property Solutions Acquisition Corp. (“PSAC” and, its initial public offering, the “PSAC IPO”); (c) the issuance of up to 286,082,723 shares of Class A Common Stock consisting of (i) 276,131 shares of Class A Common Stock (the “Private Warrant Shares”) that are initially issuable upon exercise of the Private Warrants, (ii) 23,375,988 shares of Class A Common Stock (the “Public Warrant Shares”) that are initially issuable upon exercise of the 23,375,988 warrants (the “Public Warrants”) originally issued in the PSAC IPO, (iii) 8,982,677 shares of Class A Common Stock (the “NPA Note Shares”) initially issuable upon conversion of certain convertible notes issued pursuant to that certain Second Amended and Restated Note Purchase Agreement, dated as of October 9, 2020 (as amended from time to time, the “NPA,” and such notes, the “NPA Notes”), among certain subsidiaries of the Company, U.S. Bank National Association, as the NPA Notes agent, Birch Lake Fund Management, LP, as the collateral agent, and the NPA Note purchasers party thereto, (iv) 28,431,635 shares of Class A Common Stock (the “NPA Warrant Shares”) initially issuable upon exercise of certain warrants issued pursuant to the NPA (the “NPA Warrants”), (v) 156,697,253 shares of Class A Common Stock (the “SPA Note Shares” and, together with the NPA Note Shares, the “Note Shares”) initially issuable upon conversion of certain convertible notes (the “SPA Notes” and, together with the NPA Notes, the “Notes”) issued or issuable pursuant to that certain Securities Purchase Agreement, dated as of August 14, 2022, as amended by Amendment No. 1 to Securities Purchase Agreement and Convertible Senior Secured Promissory Notes dated September 23, 2022 and the Joinder and Amendment Agreement dated September 25, 2022 (the Securities Purchase Agreement, as so amended, the “SPA”), by and among the Company, FF Simplicity Ventures LLC, in its capacity as administrative agent and collateral agent, and the SPA Note purchasers from time to time party thereto (including FF Simplicity Ventures LLC, RAAJJ Trading LLC and Senyun International Ltd.), and (vi) and 68,319,039 shares of Class A Common Stock (together with the Private Warrant Shares, Public Warrant Shares and NPA Warrant Shares, the “Warrant Shares”) initially issuable upon exercise of certain warrants issued pursuant to the SPA (the “SPA Warrants,” and together with the Private Warrants, the Public Warrants and the NPA Warrants, the “Warrants”); and (d) the resale of the Note Shares and the Warrant Shares by the holders of such Notes and Warrants (as applicable). The Private Warrants and the Public Warrants were issued pursuant to that certain Warrant Agreement, dated as of July 21, 2020 (the “Warrant Agreement”), between the Company and Continental Stock Transfer & Trust Company.

Faraday Future Intelligent Electric Inc.

October 7, 2022

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Company’s second amended and restated certificate of incorporation (the “Certificate of Incorporation”), the Company’s amended and restated bylaws (the “Bylaws”), the NPA, the SPA, the Warrant Agreement and resolutions adopted by the board of directors of the Company relating to the Registration Statement, the NPA, the SPA, the Warrant Agreement and the issuance by the Company of the Selling Stockholder Shares, the Warrants and the Notes, and the Note Shares issuable upon conversion of the respective Notes and the Warrant Shares issuable upon exercise of the respective Warrants. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing and subject to the other qualifications and limitations set forth herein, we are of the opinion that:

1.	The Selling Stockholder Shares are validly issued, fully paid and non-assessable.

Faraday Future Intelligent Electric Inc.

October 7, 2022

2.	The Private Warrants constitute valid and binding obligations of the Company.

3.	The Note Shares and the Warrant Shares will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act and (ii) certificates representing such Note Shares or Warrant Shares (as applicable) shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the conversion price or exercise price (as applicable) therefor or, if any such Note Shares or Warrant Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Note Shares or Warrant Shares (as applicable) to the purchasers thereof against payment of the conversion price or exercise price (as applicable) therefor, all in accordance with the terms of the respective Notes or Warrants and Warrant Agreement, NPA or SPA (as applicable).

With respect to each instrument or agreement referred to in, or otherwise relevant to, the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument and (ii) such Instrument has been duly authorized, executed and delivered by, and was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no assumption insofar as such assumption relates to the Company and is expressly covered by our opinions set forth herein.

We express no opinion as to any provision of any instrument, agreement or other document (i) regarding severability of the provisions thereof; or (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof.

Faraday Future Intelligent Electric Inc.

October 7, 2022

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Note Shares and Warrant Shares: (i) such Note Shares and Warrant Shares (as applicable) will be issued and sold as contemplated in the Registration Statement and the prospectus relating thereto; and (ii) the Certificate of Incorporation and the Bylaws, each as currently in effect, will not have been modified or amended and will be in full force and effect.

In rendering the opinion set forth in paragraph (3) above, we have assumed that at the time of conversion of the Notes and exercise of the Warrants there will be a sufficient number of shares of Class A Common Stock authorized and then available for issuance under the Certificate of Incorporation as then in effect.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP